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                                    BY LAWS

                                      OF

                            SFX BROADCASTING, INC.



                                   ARTICLE I

                                 STOCKHOLDERS


                  Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at 10:00 A.M. local time on the last day of April of each year (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

                  Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman, the Chief Executive Officer, the Board of Directors or any officer designated by the Board of Directors. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

                  Section 1.03. Notice of Meetings; Waiver. The Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law.

                  No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.







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                  Section 1.04. Quorum. Except as otherwise required by law or by the certificate of incorporation of the Corporation, including any amendment or restatement thereof (the "Certificate of Incorporation"), the presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

                  Section 1.05. Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to such number of votes for each share outstanding in his name on the books of the Corporation at the close of business on such record date as is provided for in the Certificate of Incorporation. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to such number of votes for each share of stock outstanding in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, as is provided for in the Certificate of Incorporation. Except as otherwise required by law or by the Certificate of Incorporation, the vote of a majority of the combined voting power of the outstanding shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

                  Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot or conducted by inspectors of election, unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

                  Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to
Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

                  Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed by such stockholder or his attorney-in-fact, authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by

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attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed subsequent proxy with the Secretary.

                  Section 1.09. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the Chairman or, in the event of his absence or disability, the Chief Executive Officer or a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.


                                  ARTICLE II

                              BOARD OF DIRECTORS

                  Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

                  Section 2.02. Number and Term of Office. The number of Directors constituting the entire Board of Directors shall be a number which is no less than two and no more than seven, which number may be modified from time to time by resolution of the Board of Directors. Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

                  Section 2.03. Election of Directors. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. Except as provided in the Certificate of Incorporation, at each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.

                  Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders or a place determined by the Board of Directors. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place

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of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. The Chairman or, in the event of his absence or disability, the Chief Executive Officer, shall preside at meetings.

                  Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman or by the President at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on two days' notice, if notice is given to each Director personally or by telephone or facsimile, or on five days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. The Chairman or, in the event of his absence or disability, the Chief Executive Officer, shall preside at such meetings.

                  Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by applicable law or the Certificate of Incorporation, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

                  Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 shall be given to each Director.

                  Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

                  Section 2.09. Regulations; Manner of Action. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.


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                  Section 2.10. Action by Telephonic Communications. Members
of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                  Section 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Chairman, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                  Section 2.12. Removal of Directors. Subject to applicable laws and the Certificate of Incorporation, any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the combined voting power of the shares of stock of the Corporation entitled to vote for the election of such Director, cast at a special meeting of stockholders called for the purpose. Subject to applicable law and the Certificate of Incorporation, any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in
Section 2.13 of these By-Laws.

                  Section 2.13. Vacancies and Newly Created Directorships. Subject to applicable law and the Certificate of Incorporation, if any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders.

                  Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors.

                  Section 2.15. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee at any time designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such Committee, or in relying in good faith upon other records of the Corporation.


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                                  ARTICLE III

                                  COMMITTEES

                  Section 3.01. How Constituted. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal.

                  Section 3.02. Audit Committee. The Board of Directors shall elect an audit committee to serve at the pleasure of the Board of Directors which shall consist of three Directors, including two Directors elected or appointed pursuant to Paragraph 5.4(c) or 5.4(e) of Article Five of the Certificate of Incorporation (the "Class A Directors"). During the intervals between meetings of the Board of Directors, the audit committee shall meet to review and make recommendations with respect to the selection and the terms of engagement of the Corporation's independent public accountants and any transactions of parties related to the Corporation and potential conflict-of-interest situations involving officers, Directors or stockholders of the Corporation. The audit committee shall report its findings to the Board of Directors at its next scheduled meeting following such review and shall generally maintain communications among the Board of Directors, such independent public accountants and the Corporation's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by the independent public accountants, the adequacy of the Corporation's internal controls and related matters. The audit committee is authorized only to review and make recommendations to the Board of Directors and shall have no power to take corporate action.

                  Section 3.03. Compensation Committee. The Board of Directors shall elect a compensation committee to serve at the pleasure of the Board of Directors which shall consist of three Directors, including two Class A Directors. The compensation committee shall meet as necessary to review and make recommendations with respect to certain of the Corporation's compensation programs and the compensation arrangements of officers of the Corporation. The compensation committee is authorized only to review and make recommendations to the Board of Directors and shall have no power to take corporate action.

                  Section 3.04. Powers. Except as may otherwise be required by applicable law or the Certificate of Incorporation, each Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by


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resolution or resolutions of the Board of Directors.  No Committee shall have the power or authority:

                           (a) to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series),

                           (b) to adopt an agreement of merger or
         consolidation,

                           (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or

                           (d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution.

Any Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

                  Section 3.05. Proceedings. Each Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

                  Section 3.06. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any Committee shall act only as a Committee and the individual members of such Committee shall have no power as such.

                  Section 3.07. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all

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persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                  Section 3.08. Absent or Disqualified Members. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member; provided, however, that if such absent or disqualified member is a Class A Director, the Director acting at such meeting in the place of such absent or disqualified member shall be a Class A Director.

                  Section 3.09. Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                  Section 3.10. Removal. Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the Board of Directors.

                  Section 3.11. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors; provided, however, that if any vacancy in any Committee is caused by the disqualification, death, resignation, removal or otherwise of a Class A Director, the Director filling such vacancy shell be a Class A Director.


                                  ARTICLE IV

                                   OFFICERS

                  Section 4.01. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman, a President, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (which may include senior, executive or other similar categories of Vice Presidents), a Secretary and a Treasurer. Any number of offices may be held by the same person. No officer need be a Director of the Corporation, and any officer may be a Director of the Corporation.

                  Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors.

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Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal.

                  Section 4.03. Salaries. The salaries, bonuses and other compensation arrangements of all officers and agents of the Corporation shall be fixed by the Board of Directors, subject, with respect to officers of the Corporation, to the affirmative recommendation of the Compensation Committee.

                  Section 4.04. Removal and Resignation Vacancies. Except as may otherwise be required by applicable law or the Certificate of Incorporation, any officer may be removed for or without cause at any time by the Board of Directors. An officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Except as may otherwise be required by law or the Certificate of Incorporation, any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

                  Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws or as may from time to time specifically be conferred or imposed by resolution of the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

                  Section 4.06. The Chairman. The Chairman shall be the Chairman of the Board of Directors of the Corporation, shall preside at all meetings of the stockholders and the Directors and shall have such other powers and duties as the Board of Directors may from time to time prescribe.

                  Section 4.07. The Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at meetings of the Board of Directors if the Chairman is absent or otherwise disabled. He shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. Subject to Section 4.03 of this Article, he shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by him. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 4.08 President. The President, if there be one, shall, subject to the supervisory powers of the Chairman of the Board and the Chief Executive Officer, be the chief

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operating officer of the Corporation and shall be responsible for directing such operational functions and activities of the Corporation and performing such duties as are assigned by the Board of Directors or the Chief Executive Officer. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall also preside at all meetings of the shareholders and at all meetings of the Board of Directors.

                  Section 4.09. Vice President. Any Vice President shall perform such duties and exercise such powers as may be assigned from time to time by the Chief Executive Officer or by the Chairman.

                  Section 4.10. The Secretary. The Secretary shall have the following powers and duties:

                           (a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

                           (b) He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

                           (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such committee.

                           (d) He shall be the custodian of the records and of the seal of the Corporation and may cause such seal (or a facsimile thereof) to be affixed to any document that has been duly authorized by the Corporation, and, when so affixed, he may attest the same.

                           (e) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

                           (f) He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

                           (g) He shall sign (unless the Treasurer shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.


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                           (h) He shall perform, in general, all duties
         incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors, by the Chairman or by the Chief Executive Officer.

                  Section 4.11. The Treasurer. The Treasurer shall have the following powers and duties:

                           (a) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

                           (b) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

                           (c) He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

                           (d) He shall render to the Board of Directors, the Chairman or the Chief Executive Officer, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

                           (e) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation..

                           (f) He may sign (unless the Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

                           (g) He shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors, the Chairman or the Chief Executive Officer.

In the event that any officer of the Corporation other than the Treasurer shall be designated as the Corporation's chief financial officer, the Treasurer shall share the foregoing powers and duties with such chief financial officer, and all references in these By-Laws to the Treasurer shall be deemed to include such chief financial officer of the Corporation.


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                  Section 4.12. Additional Officers. The Board of Directors
may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause.

                  Section 4.13. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board of Directors.


                                   ARTICLE V

                                 CAPITAL STOCK

                  Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws. No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

                  Section 5.02. Signatures; Facsimile. All of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation or on production of such evidence of loss or destruction as the Board of Directors in its discretion

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may require. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                  Section 5.04. Transfer of Stock. Subject to any restrictions imposed on the ownership of the Corporation's stock by applicable law or the Certificate of Incorporation, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed and accompanied by such evidence of succession, assignment or authority to transfer as the Corporation or its agents may require, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer of stock of the Corporation shall be made in violation of the Certificate of Incorporation. Without limiting the generality of the foregoing, transfers of stock of the Corporation are subject to the provisions of Article Eight of the Certificate of Incorporation relating to restrictions on the issuance of shares of stock of the Corporation, or the transfer of such shares, to Aliens (as such term is defined therein) and relating to the power of the Board of Directors to implement such provisions, including, without limitation, the power to prohibit any such transfer. Each certificate of any class or series of stock shall bear a legend referring to such provisions of the Certificate of Incorporation. In addition to the foregoing and subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

                  Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

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                  Section 5.07. Transfer Agent and Registrar. The Board of
Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.


                                  ARTICLE VI

                                INDEMNIFICATION

                  Section 6.01. Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a Director or officer, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation shall be required to indemnify a person in connection with any action, suit or proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

                  Section 6.02. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. The Corporation shall be required to indemnify a person in connection with any action, suit or proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

                  Section 6.03. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a Director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 6.01 or 6.02 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

                  Section 6.04. Determination of Right to Indemnification. Any indemnification under Sections 6.01 and 6.02 of this Article (unless ordered by a court) shall be paid by the Corporation unless a determination is made
(1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the Director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 6.01 and 6.02 of this Article.

                  Section 6.05. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 6.01 and 6.02 of this Article in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a Director or officer in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Corporation as authorized in this Article. The Board of Directors may, in the manner set forth above, and upon approval of such Director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

                  Section 6.06. Procedure for Indemnification. Any indemnification under Sections 6.01, 6.02 and 6.03, or advance of costs, charges and expenses under Section 6.05 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the Director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the Director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.05 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 6.01 or
6.02 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.01 or 6.02 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section 6.07. Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), provision of the Certificate of Incorporation, other By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each Director or officer of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such Director or officer or the obligations of the Corporation arising hereunder. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law.

                  Section 6.08. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors in their sole discretion.

                  Section 6.09. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director and officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

                  Section 6.10. Definition. For purposes of this Article, the term "corporation" shall include constituent corporations referred to in Subsection (h) of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision of applicable law at the time in effect).


                                  ARTICLE VII

                                    OFFICES

                  Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at National Corporate Research, Ltd., 15 North Street, Dover County of Kent, Delaware 19901.

                  Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

                  Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors in such amounts and at such time or times as the Board of Directors may determine, and any such dividend may be paid in cash, property, or shares of the Corporation.

                  Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall believe conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

                  Section 8.03. Execution of Instruments. Except as may otherwise be required by law or the Certificate of Incorporation, the Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer may enter into any contract or arrangement or execute and deliver any instrument in the name and on behalf of the Corporation, subject to the affirmative recommendation of the Audit Committee or Compensation Committee, as may be appropriate, with respect to an agreement or arrangement between the Corporation, on the one hand, and an officer, director or stockholder which owns 10% or more of the combined voting power of the Corporation, or any of their respective Affiliates (as defined in the Certificate of Incorporation), on the other hand. Except as may otherwise be required by law or the Certificate of Incorporation, the Board of Directors, the Chairman or the Chief Executive Officer may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

                  Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors, the Chairman, the Chief Executive Officer or any other officer designated by resolution of the Board of Directors, subject to any applicable provisions of law and the Certificate of Incorporation and subject to the affirmative recommendation of the Audit Committee with respect to a loan to an officer, director or stockholder which owns 10% or more of the combined voting power of the Corporation or to any of their respective Affiliates. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bands, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors, the Chairman, the Chief Executive Officer or the officer designated by the Board of Directors under this Section shall authorize. When so authorized, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bands, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

                  Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the Chairman or the Chief Executive officer, or by such officers or agents as may be authorized by the Board of Directors, the Chairman or the Chief Executive Officer to make such determination.

                  Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, the Chairman or the Chief Executive Officer from time to time may determine.

                  Section 8.07. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chairman, the Chief Executive Officer, the President or any Vice President or such other officer or individual as the Board of Directors may authorize shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock, subject to any applicable provisions of law and the Certificate of Incorporation. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting, subject to any applicable provisions of law and the Certificate of Incorporation. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

                  Section 8.08. Fiscal Year. The fiscal year of the Corporation shall be such as determined by the Board of Directors from time to time.

                  Section 8.09. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

                  Section 8.10. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.


                                  ARTICLE IX

                             AMENDMENT OF BY-LAWS

                  Section 9.01. Amendment. Except as may otherwise be required by applicable law or the Certificate of Incorporation, these By-Laws may be amended, altered or repealed:

                           (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, except that the Board of Directors shall have no paver to change any provisions of the By-Laws with respect to the removal of Directors or the filling of vacancies on the Board of Directors; Provided, further, any amendment, alteration or repeal of the By-laws that would adversely affect the holders of Class A Shares shall be approved by a majority of the Class A Directors; or

                           (b) at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.


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                  Section 9.02. Super-Majority Requirement. Notwithstanding
the provisions of Section 9.01 hereof, no section of Article VI of these By-Laws, and no provision of any such section, may be amended, modified or repealed, except:

                           (a) by resolution adopted by two-thirds of the total number of members of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

                           (b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of at least 75% of the combined voting power of outstanding shares eligible to vote at such meeting if, in the case of a special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.


                                   ARTICLE X

                                 CONSTRUCTION

                  Section 10.01. Certificate of Incorporation Prevails. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

                            SECRETARY'S CERTIFICATE

                            SFX BROADCASTING, INC.


                  The undersigned, being the Secretary of SFX Broadcasting, Inc., a Delaware corporation (the "Company"), does hereby certify that the following resolution of the Board of Directors of the Company was adopted in a Unanimous Written Consent of the Board of Directors of the Company dated November 19, 1996:

                  RESOLVED, that Section 2.02 of the By-Laws is hereby amended to read in its entirety as follows:


                           "Section 2.02. Number and Term of Office. The number
                  of Directors constituting the entire Board of Directors shall be a number which is no less than two and no more than nine, which number may be modified from time to time by resolution of the Board of Directors. Each Director
                  (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal."



                                                /s/ Howard J. Tytel
                                                --------------------------
                                                Howard J. Tytel, Secretary

                                                Dated: November 19, 1996